Item 5. Other Events.

On April 19, 2005, BWC Financial Corp. issued a press release announcing a cash dividend. A copy of such press release is attached, and incorporated herein by reference as Exhibit 99.1.

Exhibit 99.1

April 19, 2005

                                                        For further information,
                                                         Contact: James L. Ryan
                                                           Bank of Walnut Creek
                                                        (925) 932-5353 Ext. 200

Walnut Creek, CA . . .

                     BWC FINANCIAL CORP. DECLARES CASH DIVIDEND

     BWC  Financial  Corp.  announced  that its Board of  Directors  declared  a quarterly cash dividend of $0.08 per share to be distributed on or about May 13,
2005, to shareholders of record as of April 29, 2005.

     BWC Financial Corp. is the holding company for Bank of Walnut Creek and BWC
Mortgage  Services.

     Founded in 1980 and celebrating its 25th  Anniversary  Year in 2005, Bank of
Walnut  Creek’s  headquarters  and main office are at 1400 Civic  Drive,  Walnut
Creek. Additional branch offices are in Orinda, San Ramon, Danville, Pleasanton, and  Livermore,  with a  regional  commercial  banking  office in San Jose.  BWC
Mortgage Services, with headquarters at 3130 Crow Canyon Place in San Ramon, has mortgage consultants in each of the Bank’s branch offices and in Tahoe City,
Reno, Concord, Manteca, Redding and Las Vegas.

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Nasdaq: BWCF
http://www.bowc.com